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                                                                      EXHIBIT 21



SUBSIDIARIES OF PDG ENVIRONMENTAL, INC.

Name of Subsidiary                                         State of Formation
------------------                                         ------------------

Project Development Group, Inc.                                    PA

PDG, Inc.                                                          PA

Enviro-Tech Abatement Services Co.                                 NC

PDG of Delaware, Inc.*                                             DE

DPI Energy, Inc.*                                                  PA

Asbestemps, Inc.*                                                  DE

Applied Environmental Technology, Inc.*                            DE

Applied Consulting & Technical Services, Inc.*                     DE



* Inactive subsidiaries